EXHIBIT 99.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

OF

VYYO INC.

In connection with the Annual Report of Vyyo Inc. (the “Company”) on Form 10-K for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Davidi Gilo, as Chief Executive Officer of the Company, and Arik Levi, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)    The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

/s/ Davidi Gilo
Davidi Gilo Chief Executive Officer February 13, 2003

/s/ Arik Levi
Arik Levi Chief Financial Officer February 13, 2003